SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ANALYSTS INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota	41-0905408
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation	Identification Number)
or Organization)

3601 West 76th Street

Minneapolis, Minnesota  55435

(Address of Principal Executive Office and Zip Code)

Analysts International Corporation 2009 Equity Incentive Plan

(Full Title of the Plan)

Robert E. Woods, Esq.

3601 West 76th Street

Minneapolis, Minnesota  55435

(952) 835-5900

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Ryan C. Brauer

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, Minnesota  55402-1425

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Awards to Purchase Common Stock under the 2009 Equity Incentive Plan	Indefinite	$0.00	$0.00	$0.00
Common Stock issuable under the 2009 Equity Incentive Plan	2,500,000 shares	$0.65	$1,625,000	$90.68
TOTAL:				$90.68

(1)                                In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2)                                Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low sale prices of the Registrant’s Common Stock on July 30, 2009 as reported by Nasdaq.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                           Incorporation of Documents by Reference.

The following documents, previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are hereby incorporated by reference herein:

1.               Annual Report on Form 10-K for the fiscal year ended January 3, 2009;

2.               Quarterly Report on Form 10-Q for the quarter ended April 4, 2009;

3.               Current Reports on Form 8-K filed with the Commission on February 25, 2009, May 27, 2009, June 2, 2009, and June 3, 2009, respectively; and

4.               The description of our common stock set forth in the registration statement on Form 8-A filed with the Commission on June 19, 1989, including any amendments or reports filed for the purpose of updating such information.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.                                                           Description of Securities.

Not Applicable.

Item 5.                                                           Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                                           Indemnification of Directors and Officers.

Under Minnesota corporate law, a corporation shall, unless prohibited or limited by its Articles of Incorporation or Bylaws, indemnify its directors, officers, employees and agents against judgments, penalties, fines, settlements, expenses and disbursements incurred by such person who was, or is threatened to be, made a party to a proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation if generally, with respect to the acts or omissions of the person complained of in the proceeding, the person:  (i) has not been indemnified by another organization with respect to the same acts or omissions; (ii) acted in good faith, (iii) received no improper personal benefit; (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (v) reasonably believed the conduct was in the best interests of the corporation or, in certain circumstances, reasonably believed that the conduct was not opposed to the best interests of the corporation.  Minnesota corporate law also provides that a corporation may purchase and maintain insurance on behalf of any indemnified party against any liability asserted against such person, whether or not the corporation would have been required to indemnify the person against liability under the provisions of Minnesota corporate law.

The Registrant’s Articles of Incorporation limit the liability of its directors to the full extent permitted by the Minnesota Business Corporation Act.  Specifically, directors of the Registrant will not be personally liable for monetary damages for breach of fiduciary duty as directors except liability for (i) any breach of the duty of loyalty to the Registrant or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (iv) violations of certain Minnesota securities laws or (v) any transaction from which the director derives an improper personal benefit.

Item 7.                                                           Exemption from Registration Claimed.

Not applicable.

Item 8.                                                           Exhibits.

5.1                                 Opinion of Fredrikson & Byron, P.A.

23.1                           Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)

23.2                           Consent of Deloitte & Touche LLP

24.1                           Power of Attorney (included on signature page hereof)

Item 9.                                                           Undertakings.

(a)                                  The undersigned Registrant hereby undertakes:

(1)                                To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)                                That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 31st day of July, 2009.

ANALYSTS INTERNATIONAL CORPORATION

By	/s/ Elmer N. Baldwin
Elmer N. Baldwin
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

(Power of Attorney)

Each of the undersigned constitutes and appoints Elmer N. Baldwin and Randy W. Strobel his or her true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Analysts International Corporation relating to the Company’s 2009 Equity Incentive Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Elmer N. Baldwin	President, Chief Executive Officer and Director	July 31, 2009
Elmer N. Baldwin	(principal executive officer)

/s/ Randy W. Strobel	Chief Financial Officer and Treasurer	July 31, 2009
Randy W. Strobel	(principal financial and accounting officer)

/s/ Brigid A. Bonner	Director	July 31, 2009
Brigid A. Bonner

/s/ Andrew K. Borgstrom	Director	July 31, 2009
Andrew K. Borgstrom

/s/ Krzysztof K. Burhardt	Director	July 31, 2009
Krzysztof K. Burhardt

/s/ Joseph T. Dunsmore	Director	July 31, 2009
Joseph T. Dunsmore

/s/ Galen G. Johnson	Director	July 31, 2009
Galen G. Johnson

/s/ Douglas C. Neve	Director	July 31, 2009
Douglas C. Neve

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

ANALYSTS INTERNATIONAL CORPORATION

Form S-8 Registration Statement

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

5.1	Opinion Fredrikson & Byron, P.A.

23.1	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included on signature page hereof)